PREFERRED STOCKHOLDERS AGREEMENT


     PREFERRED STOCKHOLDERS AGREEMENT, dated as of April 22, 1999 (the "Agreement"), by and among 399 Venture Partners, Inc., a Delaware corporation ("399 Venture"), and the individuals, including Francis P. Jenkins, Jr. ("Jenkins"), signatory hereto and who are designated on Schedule 1 hereto as, or who later join in this Agreement as, Management Investors (the "Management Investors"). 399 Venture and the Management Investors and each other person who becomes a party to this Agreement by executing a joinder hereto are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                   Background

     A. Royster-Clark Group, Inc., a Delaware corporation (the "Company"), is among the parties to the Acquisition Agreements, pursuant to which, at the respective closings of the transactions contemplated by the Acquisition Agreements (collectively, the "Closing"), all of the outstanding capital stock of Royster-Clark Inc., a Delaware corporation ("Royster-Clark"), will have been acquired by the Company in exchange for a combination of securities of the Company. The Company and the Investors are parties to a Securities Purchase and Holders Agreement dated as of the date hereof (the "Securities Holders Agreement") pursuant to which certain of the Investors have agreed, subject to the terms and conditions set forth therein, to exchange the equity securities of Royster-Clark for certain equity securities of the Company.

     B. As of the Closing, the authorized capital stock of the Company will consist of shares of (i) Class A Common Stock, no par value ("Class A Common Stock"), (ii) Class B Common Stock, no par value ("Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock"), (iii) 12% Series A Senior Cumulative Compounding Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), (iv) Series B Junior Preferred Stock, par value $.01 per share ("Series B Preferred Stock" and collectively with the Series A Preferred Stock, the "Preferred Stock").

     C. After giving effect to the transactions contemplated by the Acquisition Agreements, each Investor will hold the shares of Series A Preferred Stock and Series B Preferred Stock set forth opposite such Investor's name on Schedule I hereto.

     D. As used herein, the terms "Series A Preferred Stock" and "Series B Preferred Stock" shall include all of such securities held by any party hereto, including all securities of the Company (or a successor to the Company) received on account of ownership of such securities, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

     E. Pursuant to the Securities Holders Agreement, the Investors and the Company set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Common Stock. The Investors wish to set forth herein certain additional agreements regarding their future relationships and their rights and obligations with respect to the Preferred Stock.

                                      Terms

     In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Acquisition Agreements" means (i) the Exchange Agreement dated as of April 22, 1999, among 399 Venture, Jenkins, Royster-Clark and the Company and (ii) the Securities Holders Agreement.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

     "Agreement" has the meaning set forth in the Preamble of this Agreement.

     "Class A Common Stock" has the meaning set forth in Background Section B of this Agreement.

     "Class B Common Stock" has the meaning set forth in Background Section B of this Agreement.

     "Closing" has the meaning set forth in Background Section A of this Agreement.

     "Common Stock" has the meaning set forth in Background Section B of this Agreement.

     "Company" means Royster-Clark Group, Inc., a Delaware corporation.

     "399 Venture" has the meaning set forth in the Preamble of this Agreement.

     "Escrow Amount" has the meaning set forth in Section 3.2(c)(i) of this Agreement.

     "Escrow Notice" has the meaning set forth in Section 3.2(c)(ii) of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Investor" and "Investors" have the meanings set forth in the Preamble of this Agreement.

     "Management Investors" has the meaning set forth in the Preamble of this Agreement.

     "Permitted Transferee" has the meaning set forth in Section 4.5(d) of the Securities Holders Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

     "Preferred Stock" has the meaning set forth in Background Section B of this Agreement.

     "Public Offering" means a successfully completed firm-commitment underwritten public offering (other than a Unit Offering, as hereinafter defined) pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company and any stockholder selling shares of Common Stock in such offering resulting in aggregate net proceeds to the Company of not less than $20 million.

     "Required Series A Sale" has the meaning set forth in Section 2.1(a) of this Agreement.

     "Restricted Investor" has the meaning set forth in Section 4.5 of the Securities Holders Agreement.

     "Royster-Clark" has the meaning set forth in Background Section A of this Agreement.

     "Security" has the meaning set forth in Background Section E of the Securities Holders Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Holders Agreement" has the meaning set forth in Background Section A of this Agreement.

     "Series A Preferred Stock" has the meaning set forth in Background Section B of this Agreement.

     "Series A Seller" has the meaning set forth in Section 2.1(a) of this Agreement.

     "Series B Preferred Stock" has the meaning set forth in Background Section B of this Agreement.

     "Tag-Along Acceptance Notice" has the meaning set forth in Section 3.2(a) of this Agreement.

     "Tag-Along Right" has the meaning set forth in Section 3.1(a) of this Agreement.

     "Tag-Along Rights Holders" has the meaning set forth in Section 3.1(a) of this Agreement.

     "Tag-Along Sale Notice" has the meaning set forth in Section 3.2(a) of this Agreement.

     "Tag-Along Seller" has the meaning set forth in Section 3.2(a) of this Agreement.

     "Transfer" has the meaning set forth in Section 4.5(b) of the Securities Holders Agreement.

     "Unit Offering" means an underwritten public offering of a combination of debt securities and equity securities of the Company (or warrants or exchange rights to purchase equity securities) in which not more than 15% of the gross proceeds received for the sale of such securities is attributed to such equity securities.


                                   ARTICLE II

                                 REQUIRED SALES

     2.1. Sale of Series A Preferred. (a) If any Restricted Investor (a "Series A Seller") proposes to sell, other than to a Permitted Transferee (excluding a Transfer pursuant to Section 4.5(d)(iv)(c), Section 4.5(d)(v) or Section 4.5(d)(vi) of the Securities Holders Agreement), at least a majority of the outstanding Series A Preferred Stock in an all cash transaction, such Series A Seller may, at such Series A Seller's option, require the holders of the Series A Preferred Stock and Series B Preferred Stock to participate in the transaction on a pro rata basis (based on liquidation value, treating the Series A Preferred Stock and the Series B Preferred Stock as one class for this purpose) on the same terms as the proposed transfer (a "Required Series A Sale"). Each Restricted Investor will take all necessary and desirable actions in connection with the consummation of a Required Series A Sale, including the execution of any stock purchase, escrow or other agreement required in connection with such sale.

          (b) The obligations of each of the Investors with respect to a Required Series A Sale are subject to the satisfaction of the conditions that upon the consummation of the Required Series A Sale, all of the Restricted Investors will receive the same form and amount of consideration (based on liquidation value), or if any holder is given an option as to the form and amount of consideration to be received, all Restricted Investors will be given the same option.

     2.2. Sales of Common and Preferred. If any Transfer proposed by a Tag-Along Seller, as set forth in Article III, includes both Preferred Stock and Common Stock, each Tag-Along Right Holder who elects to exercise his Tag-Along Right with respect to such Transfer must include in the proposed sale a pro rata amount of both Common and Preferred Stock and may not elect to exercise such Tag-Along Right with respect to only one class of Securities.

                                   ARTICLE III

                                TAG-ALONG RIGHTS

     3.1. Tag-Along Rights. (a) Except in the case of a Transfer to a Permitted Transferee (excluding a Transfer pursuant to Section 4.5(d)(iv)(c), Section 4.5(d)(v) or Section 4.5(d)(vi) of the Securities Holders Agreement, no Restricted Investor will effect a Transfer of shares of Series A or Series B Preferred Stock unless all other Investors and their Permitted Transferees and assigns who hold Series A Preferred Stock or Series B Preferred Stock (collectively, the "Tag-Along Rights Holders") are offered an equal opportunity (the "Tag-Along Right") to participate in such transaction or transactions on a pro rata basis (as demonstrated in Section 3.1(b)), as set forth in Section 3.2, and on identical terms (based on liquidation value treating the Series A Preferred Stock and Series B Preferred Stock as one class for this purpose).

          (b) For purposes of illustration only, assume 399 Venture holds Series A Preferred Stock valued at $70 million and the Management Investors, in the aggregate, hold Series A Preferred Stock valued at $20 million and Series B Preferred Stock valued at $10 million. If 399 Venture proposes to sell $30 million of its Series A Preferred Stock in a transaction subject to Section 3.1(a), and each Investor exercises his Tag-Along Right in full, 399 Venture would sell $21 million of Series A Preferred Stock and the Management Investors, in the aggregate, would sell $6 million of Series A Preferred Stock and $3 million of Series B Preferred Stock.

     3.2. Tag-Along Procedures. (a) Prior to any sale of Series A or Series B Preferred Stock subject to these provisions, the seller (the "Tag-Along Seller") shall deliver (by guaranteed overnight courier service, if available) to the respective Tag-Along Rights Holders written notice of the proposed sale. Such notice (the "Tag-Along Sale Notice") shall set forth (i) the number of shares of Series A or Series B Preferred Stock (the "Tag-Along Shares"), as applicable, subject to the proposed sale; (ii) the name and address of the proposed purchaser; and (iii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. Each Tag-Along Right Holder shall have the right to sell a percentage of the Tag-Along Shares equal to the percentage of the outstanding shares of Preferred Stock then held by such Tag-Along Right Holder. Each Tag-Along Right Holder may exercise the Tag-Along Right by delivery of a written notice (the "Tag-Along Acceptance Notice") to the Tag-Along Seller within ten days of the date the Tag-Along Seller delivered or caused to be delivered the Tag-Along Sale Notice. The Tag-Along Acceptance Notice shall state the number of shares of Series A Preferred Stock and/or Series B Preferred Stock, as applicable, that the Tag-Along Right Holder proposes to include in the proposed sale, and the number of Tag-Along Shares to be sold by the Tag-Along Seller shall be reduced by such amount. If no Tag-Along Acceptance Notice is received during the ten-day period referred to above, the Tag-Along Seller shall have the right for a 120-day period to effect the proposed sale on terms and conditions no more favorable to the transferee than those stated in the Tag-Along Sale Notice.

          (b) Each Tag-Along Right Holder other than 399 Venture acknowledges and agrees that 399 Venture or a Permitted Transferee of 399 Venture may grant similar "tag-along" rights to other Persons and, in such event, such other Persons shall be offered an equal opportunity to participate in such transaction or transactions to the same extent as such Tag-Along Rights Holders hereunder and shall be included in the calculation of the pro rata basis upon which such Tag-Along Rights Holders may participate in such transaction or transactions.

          (c) (i) Notwithstanding the requirements of this Section 3.2, a Tag-Along Seller may sell Series A or Series B Preferred Stock at any time without complying with the requirements of Section 3.2(a) so long as the Tag-Along Seller deposits into escrow with an independent third party at the time of sale that amount of consideration received in the sale equal to the "Escrow Amount." As used herein, the "Escrow Amount" shall equal that amount of consideration which all Tag-Along Rights Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis (based on liquidation value, treating the Series A Preferred Stock and the Series B Preferred Stock as one class for this purpose), determined as if each Tag-Along Right Holder (A) delivered a Tag-Along Notice to the Tag-Along Seller in the time period set forth in Section 3.2(a) and (B) proposed to include all applicable securities of such Tag-Along Right Holder in such sale.

              (ii) The Tag-Along Seller shall have delivered or cause to be delivered (by guaranteed overnight courier service, if available) to the Tag-Along Rights Holders written notice of the proposed sale pursuant to this
Section 3.2(c) no later than the date of such sale (the date of such delivery, the "Escrow Delivery Date"). Such notice (the "Escrow Notice") shall set forth the information required in the Tag-Along Sale Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. Each Tag-Along Right Holder may exercise the tag-along right by delivery (by guaranteed overnight courier service, if available) to the Tag-Along Seller, within ten days of the Escrow Delivery Date, of (A) a written notice specifying the number of shares of Series A and/or Series B Preferred Stock, as applicable, such Tag-Along Right Holder proposes to sell; and (B) the certificates for such Preferred Stock, with stock powers duly endorsed in blank and with signatures guaranteed.

              (iii) Promptly after the expiration of the tenth day after the Escrow Delivery Date, (A) the Tag-Along Seller shall purchase that number of shares of Series A and/or, Series B Preferred Stock, as applicable, as the Tag-Along Seller would have been required to include in the sale had the Tag-Along Seller complied with the provisions of Section 3.2(a), (B) all shares of Preferred Stock not required to be purchased by the Tag-Along Seller shall be returned to the Tag-Along Rights Holders thereof and (C) all funds and other consideration held in escrow shall be released to the Tag-Along Seller. If the Tag-Along Seller received consideration other than cash in such Tag-Along Seller's sale, the Tag-Along Seller shall purchase the shares of Preferred Stock tendered by paying to the Tag-Along Rights Holders non-cash consideration and cash in the same proportion as received by the Tag-Along Seller in the sale.

              (iv) Notwithstanding any other provision of this Agreement if any Transfer is a Transfer (a "Regulatory Sale") made to cure a Regulatory Problem, as set forth in Section 5.3 of the Securities Holders Agreement, each Tag-Along Right Holder shall have the right to sell to the proposed transferee the same percentage of the total number of shares of Preferred Stock outstanding then owned by such Tag-Along Right Holder as the percentage of the total number of shares of Preferred Stock outstanding then owned by the Tag-Along Seller. If the total number of shares of Preferred Stock proposed to be Transferred in a Regulatory Sale by the Tag-Along Seller and those Tag-Along Rights Holders exercising their Tag-Along Rights exceeds the maximum number of shares of Preferred Stock that the proposed transferee is willing to purchase or otherwise acquire, then the number of shares of Preferred Stock to be Transferred shall be allocated among the Tag-Along Seller and such Tag-Along Rights Holders (with rounding to avoid fractional shares) in proportion to the number of outstanding shares that each of them then owns; provided, however, that in no event shall the number of shares of Preferred Stock to be Transferred by 399 Venture or its Affiliates be reduced below that number necessary to cure the Regulatory Problem in question.

     3.3. Exempted Transactions. Notwithstanding anything in this Article III to the contrary, a Tag-Along Seller may make any of the following sales without offering the Tag-Along Rights Holders the opportunity to participate: (a) sales to a Permitted Transferee (other than pursuant to Section 4.5(d)(iv)(C), Section 4.5(d)(v) or Section 4.5(d)(vi) of the Securities Holders Agreement); (b) sales pursuant to an effective registration statement under the Securities Act; (c) sales pursuant to a Required Series A Sale; (d) sales, other than those specified in the foregoing clauses (a) through (c), which in the aggregate do not exceed 5% of the outstanding Preferred Stock held by the Tag-Along Seller as of the date hereof. In addition, any repurchase of Preferred Stock by the Company pursuant to Section 4.3 shall not be subject to this Article III.

     3.4. Termination of Tag-Along Rights. The Tag-Along Rights provided pursuant to this Article III shall terminate upon the earlier of (i) a Public Offering or sale of the Company; and (ii) the day after the date on which 399 Venture and its Permitted Transferees own less than 5% of the Common Stock owned by 399 Venture on the date of the Closing.


                                   ARTICLE IV

                              Additional covenants

     4.1. Joinder. No Restricted Investor shall make any Transfer of Preferred Stock unless the transferee executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company.

     4.2. Legend. All certificates representing Preferred Stock shall bear the following legends, in addition to any other legend required under applicable law:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES IS EFFECTIVE OR UNLESS THE COMPANY IS IN

     RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SHARES MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A PREFERRED STOCKHOLDERS AGREEMENT BY AND AMONG THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

     4.3. Future Sales. (a) Each Management Investor understands and agrees that 399 Venture may in the future transfer, subject to the terms and conditions of this Agreement, shares of Preferred Stock to a third party. In addition, future investors in the Company may receive debt securities or preferred stock senior in liquidation preference and dividend payment rights, with a higher dividend rate or other terms more favorable than those of the Preferred Stock.

          (b) Each Management Investor understands and agrees that 399 Venture may elect to transfer, in whole or in part, the $10,000,000 subordinated note issued to 399 Venture at the Closing (the "Subordinated Note"), and 399 Venture shall have the right to transfer the Subordinated Note, in whole or in part, to any Person. In connection with such transfer, 399 Venture may elect to have the Company repurchase part or all of the Subordinated Note and reissue the aggregate amount so repurchased to such Person designated by 399 Venture, either as shares of Series A Preferred Stock or as an additional Subordinated Note, as 399 Venture may designate in writing. No Tag-Along Rights of any Investors shall apply to the transactions described in this Section 4.3(b).

          (c) Each Management Investor understands and agrees that in the future, in addition to the provisions of Section 4.3(b), 399 Venture may elect to transfer, in whole or in part, the equity or debt securities held by 399 Venture, and 399 Venture may elect to so transfer such securities by requiring the Company (i) to repurchase or redeem the securities designated by 399 Venture to be repurchased or redeemed and (ii) to reissue to such Person or Persons designated by 399 Venture in writing the aggregate amount so repurchased or redeemed by the Company from 399 Venture. No Tag-Along Rights of any Investors pursuant to Article III shall apply to the foregoing transfers; however, to the extent that the Persons designated by 399 Venture in the foregoing clause (ii) are not an Affiliate of 399 Venture or any fund organized by an Affiliate of 399 Venture, each Investor who would have been a Tag-Along Rights Holder had Article III applied to the foregoing transactions shall have the right to require 399 Venture to purchase that number of shares of Series A Preferred Stock from such Investor as 399 Venture would have been required to include in the transfer had the transfer been subject to Article III.

          (d) If 399 Venture shall propose the sale of additional debt or equity securities by the Company to any Person and the Board of Directors should fail to approve such sale, such sale, the terms and issuance of such securities, and the use of proceeds may be approved by the vote of the holders of a majority of the outstanding Class A Common Stock, such vote to be taken upon ten days written notice to the holders of the Class A Common Stock. To the extent that the Company uses the proceeds of such sale to repurchase any of its equity securities, each holder of Preferred Stock may, with respect to such repurchase, exercise the Tag-Along Right set forth in Article III, pursuant to the procedures set forth in Section 3.2, and any additional tag-along rights which such holder may have. If any holder of Preferred Stock does not exercise his or its Tag-Along Right in full, 399 Venture shall have right to assume such right with respect to the number of unpurchased shares.

          (e) If the Board of Directors, in connection with a proposed acquisition by the Company or its subsidiaries, shall approve the issuance of an additional series of Preferred Stock having rights to dividends or distributions upon liquidation or winding up which are senior to or on parity with those of the Series B Preferred Stock, then, to the extent the consent of the holders of the Series B Preferred Stock shall be required pursuant to the Company's certificate of incorporation or applicable law, each holder of Series B Preferred Stock hereby agrees to vote all of such shares held by such holder in favor of such proposed issuance.


                                    ARTICLE 5

                                  MISCELLANEOUS

     5.1. Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) 399 Venture (so long as 399 Venture and its Permitted Transferees (other than Permitted Transferees pursuant to Section 4.5(d)(iii) of the Securities Holders Agreement) own in the aggregate at least 5% of the outstanding Preferred Stock on a fully diluted basis), (ii) in the case of amendments, modifications or waiver which relate to or affect the rights, benefits or obligations of holders of Series A Preferred Stock, the holders of a majority of the outstanding Series A Preferred Stock, and (iii) in the case of amendments, modifications or waivers which relate to or affect the rights, benefits or obligations of holders of Series B Preferred Stock, the holders of a majority of the outstanding Series B Preferred Stock. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

     5.2. Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Acquisition Agreements, regardless of any investigation made by an Investor or on its behalf.

     5.3. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This

Agreement, together with the Acquisition Agreements, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     5.4. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     5.5. Notices. All notices provided for or permitted hereunder shall be made (except as otherwise provided herein) in writing by hand delivery, registered or certified first-class mail, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                  If to 399 Venture, to:

                        399 Venture Partners, Inc.
                        399 Park Avenue
                        14th Floor
                        New York, New York 10043
                        Telecopy number: (212) 888-2940
                        Attention: Thomas F. McWilliams

                        with a required copy to:

                        Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Telecopy number: (215) 994-2222
                        Attention: Craig L. Godshall

     If to the Management Investors or any of them, to the business addresses (or residence address if no business address is indicated) listed on the signature page of this Agreement or joinder to this Agreement.

     All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     5.6. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

     5.7. Waiver of Jury Trial. Each of the parties to this Agreement waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each of the parties to this Agreement agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of the right to trial by jury.

     5.8. ACKNOWLEDGMENT OF MANAGEMENT INVESTORS. EACH MANAGEMENT INVESTOR ACKNOWLEDGES THAT SUCH MANAGEMENT INVESTOR IS A SOPHISTICATED BUSINESSPERSON WHO WAS ADEQUATELY REPRESENTED BY COUNSEL DURING NEGOTIATIONS REGARDING THE PROVISIONS OF THIS AGREEMENT.

     5.9. No Effect on Employment. Nothing herein contained shall confer on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

     5.10. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     5.11. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

     5.12. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     5.13. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     5.14. Party No Longer Owning Securities. If a party hereto ceases to own any Preferred Stock, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

     5.15. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

      IN WITNESS WHEREOF, the parties hereto have executed this Preferred Stockholders Agreement as of the day and year first above written.


                                 399 VENTURE PARTNERS, INC.



                                 By: /s/ Thomas F. McWilliams
                                     ---------------------------------
                                     Name:
                                     Title:


                                 MANAGEMENT INVESTORS:

                                 /s/ Francis P. Jenkins, Jr.
                                 ------------------------------------
                                 Name: Francis P. Jenkins
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Randolph G. Abood
                                 ------------------------------------
                                 Name: Randolph G. Abood
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ G. Kenneth Moshenek
                                 ------------------------------------
                                 Name:G. Kenneth Moshenek
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Walter R. Vance
                                 ------------------------------------
                                 Name:  Walter R. Vance
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Max Baer
                                 ------------------------------------
                                 Name: /s/ Max Baer
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Alan S. Fitter
                                 ------------------------------------
                                 Name:  Alan S. Fitter
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Steven A. Sheline
                                 ------------------------------------
                                 Name:  Steven A. Sheline
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Jane Sheline
                                 ------------------------------------
                                 Name:  Jane A. Sheline
                                 Social Security Number:
                                 Residence Address:
                                 Residence Telephone:
                                 Business Address:
                                 Business Telephone:

                                 /s/ Martha B. Shirley
                                  ------------------------------------
                                  Name: Martha B. Shirley as Trustee of the
                                        Shirley Irrevocable Trust for Martha


                                  /s/ James A. Shirley
                                  ------------------------------------


                                  /s/ Mary Shirley Swiney
                                  ------------------------------------
                                  Name: Mary Shirley Swiney and James A. Shirley
                                        as Co-Trustees of the Shirley
                                        Irrevocable Sprinkle Trust

                                   Schedule 1